Exhibit 10




                                                 April 28, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:    Exhibit 10, Form N-1A
                Calvert Municipal Fund, Inc.
                File Numbers 811-6525 and 33-44968


Ladies and Gentlemen:


         As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-Effective Amendment No. 14 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to Calvert Municipal Fund, Inc. (the "Fund"), including its Articles of Incorporation, other original or photostatic copies of Fund records, certificates of public officials, documents, papers, statutes, or authorities as I deemed necessary to form the basis of this opinion.

         I therefore consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Fund's Post-Effective Amendment No. 14 to its Registration Statement.

                                                 Sincerely,

                                                 Susan Walker Bender
                                                 Associate General Counsel